EXHIBIT 8.1

[Orrick, Herrington & Sutcliffe LLP Letterhead]

August 2, 2011

Synthetic Fixed-Income Securities, Inc.
375 Park Avenue
New York, New York 10152
Attention:  Institutional Investment Solutions

Re:          Synthetic Fixed-Income Securities, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Synthetic Fixed-Income Securities, Inc., a Delaware corporation (the “Registrant”), with respect to certain federal income tax aspects in connection with the preparation of the registration statement on Form S-3 (as amended from time to time, the “Registration Statement”) relating to the issuance from time to time in one or more series (each, a “Series”) of trust certificates (the “Securities”) that are registered on such Registration Statement.  The Registration Statement is to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Registrant (each, a “Trust”) under and pursuant to the conditions of a trust agreement, as supplemented by a trust supplement relating to such Series, each to be identified in the prospectus supplement for such Series of Securities, a form of which has been included as part of the Registration Statement.

We hereby confirm that the statements set forth in the form of prospectus supplement (the “Prospectus Supplement”) and the form of prospectus (the “Prospectus”) relating to the Securities forming a part of the Registration Statement under the headings “Summary – Certain Federal Income Tax Consequences” in the Prospectus Supplement and “Certain Federal Income Tax Consequences” in the Prospectus and the Prospectus Supplement, which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, as of the date hereof, and we hereby adopt and confirm the opinions set forth therein.

The opinion expressed in this letter is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations promulgated

Synthetic Fixed-Income Securities, Inc.
August 2, 2011

thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). No ruling from the Internal Revenue Service has been or will be sought on any issues that are the subject of this letter. The descriptions of federal income tax consequences and opinions contained in such Prospectus and Prospectus Supplement do not relate to any transaction which requires modification of such descriptions and opinions in the context of such transaction.  There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change, as more fully described in the previously-referenced discussions in the Prospectus Supplement and Prospectus and in the immediately succeeding paragraph. Although our opinion expressed in this letter represents our best judgment as to such matters, our opinion has no binding effect on the Internal Revenue Service or the courts.

This opinion letter is based on the facts and circumstances set forth in the Prospectus, the Prospectus Supplement and in the other documents reviewed by us.  Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.  As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the use of our name wherever appearing in the Registration Statement, and the Prospectus and the Prospectus Supplement contained therein.  In giving such consent, we do not admit that we are “experts,” within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.  We disclaim any obligation to update this opinion letter for events occurring or information coming to our attention after the date hereof.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP